Exhibit 99.2

Certification of
Chief Financial Officer
of Mannatech, Incorporated

This certification is provided pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, 18 U.S.C. § 1350, and accompanies the quarterly report on Form 10-Q (the “Form 10-Q”) for the quarter ended September 30, 2002 of Mannatech, Incorporated (the “Issuer”).

I, Stephen D. Fenstermacher, the Chief Financial Officer of the Issuer certify that to the best of my knowledge:

(i)	the Form 10-Q fully complies with the requirements of section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (15 U.S.C. 78m(a) or 78o(d)); and

(ii)	the information contained in the Form 10-Q fairly presents, in all material respects, the financial condition and results of operations of the Issuer.

Dated:  November 14, 2002.

/s/ Stephen D. Fenstermacher
Name:	Stephen D. Fenstermacher

Subscribed and sworn to before me
this 14 day of November, 2002

Tina Meissner
Name:	/s/ Tina Meissner
Title:	Notary Public, State of Texas

My commission expires: March 19, 2006